Exhibit 99.1

NEWS RELEASE
For more information: Investors: Joseph B. Selner, Chief Financial Officer, 920-491-7120 Media: Janet L. Ford, SVP of Public Relations, 414-207-5070

Associated announces Second Quarter 2009 Results
•	Net loss to common shareholders of $24.7 million for the second quarter compared to net income of $35.4 million for the first quarter of 2009

•	Net income available to common shareholders of $10.7 million for the six months ended June 30, 2009

•	Provision for loan losses of $155.0 million exceeded net charge offs of $61.1 million by $93.9 million, increasing the allowance for loan losses to 2.66% of loans at June 30, 2009, up from 1.97% at March 31, 2009

•	FDIC special assessment expense of $11.3 million was recorded during the quarter

•	Total deposits grew by 7.7% to $16.3 billion at June 30, 2009 compared to $15.2 billion at December 31, 2008 and were up 22.0% from $13.4 billion at June 30, 2008

•	Tangible common equity ratio of 6.09% compared to 6.10% at March 31, 2009
GREEN BAY, Wis. — July 16, 2009 — Associated Banc-Corp (NASDAQ: ASBC) today reported a 2009 second quarter net loss to common shareholders of $24.7 million, or $0.19 per common share after including a $7.3 million dividend to preferred shareholders. This compares to net income of $35.4 million, or $0.28 per common share for the first quarter of 2009, and net income of $47.4 million, or $0.37 per common share, for the second quarter of 2008.
Net income available to common shareholders was $10.7 million, or $0.08 per common share, for the six months ended June 30, 2009, compared to net income of $113.8 million, or $0.89 per common share, for the first half of 2008.
The provision for loan losses for the quarter was $155.0 million compared to $105.4 million for the first quarter of 2009, and $59.0 million for the same period one year ago. Net charge offs for the quarter were $61.1 million compared to $57.6 million for the first quarter of 2009, and $37.0 million for the second quarter of 2008. Nonperforming loans were $733.4 million at June 30, 2009 compared to $452.2 million at March 31, 2009. The higher provision is primarily due to further deterioration of existing construction and commercial real estate credits and declining commercial real estate collateral values.
“The higher than anticipated provision is a result of the continued weakness in the economy and related stress on our customers,” said Associated Chairman and CEO Paul S. Beideman. “While we believe loan loss provisions and charge offs will remain elevated, we expect the pace of deterioration to moderate in future quarters.”
Net interest income for the quarter was $179.1 million compared to $189.3 million for the first quarter of 2009 and $172.7 million for the same quarter a year ago. The company’s net interest margin was 3.40% compared to 3.59% at March 31, 2009 and 3.65% at June 30, 2008. The challenging economic climate had a negative impact on the company’s net interest margin during the quarter. Specifically, the lower net interest margin was due to an increase in the level of nonperforming loans along with lower loan balances and higher investment securities prepayments which were reinvested at lower spreads. These factors were partially offset by improved deposit pricing and higher spreads on new and renewed loans.
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ASBC 2Q ’09 page 2 of 2
On average, loans were $16.1 billion for the second quarter of 2009 compared to $16.4 billion for the first quarter of 2009 as the company continues to experience declines in both commercial and retail balances. Deposits, on average, were $16.1 billion for the second quarter of 2009, up $1.1 billion compared to first quarter 2009 and up $2.6 billion for the same period one year ago.
Mortgage loans originated for sale during the second quarter continued to be strong at $1.3 billion, an increase of $255.4 million from the first quarter of 2009 and up $903.4 million from the second quarter of 2008. For the second quarter 2009, net mortgage banking income was $28.3 million compared to $4.3 million for the first quarter of 2009. Second quarter mortgage banking results included a $9.6 million valuation recovery related to mortgage servicing rights, compared to a $12.3 million valuation charge in the first quarter of 2009.
Core fee-based revenue was $64.9 million for the second quarter of 2009 compared to $61.4 million for the first quarter of 2009 and $68.5 million in second quarter 2008. Year-over-year reductions occurred in consumer fee-based revenue due to weaker consumer activity, and equity market declines resulted in lower asset management and brokerage revenue.
Total noninterest expenses were $170.0 million, up $28.8 million from $141.3 million in the first quarter 2009. Second quarter 2009 noninterest expenses were higher in several categories, including FDIC insurance costs which increased $12.3 million largely due to an $11.3 million special assessment imposed by the Federal Deposit Insurance Corporation (FDIC). Other significant increases include foreclosure and OREO expenses, up $8.6 million primarily due to a $7 million write-down on a foreclosed property, and a $1.3 million increase in legal expenses due to an increased level of loan work outs. The efficiency ratio increased to 58.65% in the second quarter of 2009, up from 51.31% in the previous quarter and 50.75% in the second quarter 2008.
Total income tax benefit was $26.6 million for the second quarter of 2009, an increase of $15.5 million from the $11.1 million benefit in the first quarter of 2009. The increase in income tax benefit is primarily due to the level of pretax income (loss) between quarters. In addition, the company recorded a $17.0 million net decrease in the valuation allowance on and changes to State deferred tax assets in the first quarter of 2009. In the second quarter, the company recorded a $5 million decrease in the valuation allowance on deferred tax assets.
Associated Banc-Corp (NASDAQ: ASBC) will host a conference call for investors and analysts at 3 p.m. Central Time (CT) Thursday, July 16, 2009. The toll-free dial-in number for the live call is 800-762-8779. The number for international callers is 480-248-5081. Participants should ask the operator for the Associated Banc-Corp second quarter 2009 earnings call, or for call ID number 4102400. A replay of the call will be available starting at 6 p.m. CT on July 16, 2009 through 12:00 midnight CT on August 16, 2009 by calling 800-406-7325 (toll-free) domestically or 303-590-3030 internationally. The call ID number (replay pin number), 4102400, is required to access the replay.
Associated Banc-Corp, headquartered in Green Bay, Wis., is a diversified bank holding company with total assets of $24 billion. Associated has approximately 300 banking offices serving approximately 160 communities in Wisconsin, Illinois, and Minnesota. The company offers a full range of traditional banking services and a variety of other financial products and services. More information about Associated Banc-Corp is available at www.associatedbank.com.
Statements made in this document that are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” or similar expressions. Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in the company’s Annual Report filed on Form 10-K.

Consolidated Balance Sheets (Unaudited)
Associated Banc-Corp

	June 30,	December 31,	Jun09 vs Dec08	June 30,	Jun09 vs Jun08
(in thousands)	2009	2008	% Change	2008	% Change

Assets
Cash and due from banks	$463,477	$533,338	(13.1%)	$600,972	(22.9%)
Interest-bearing deposits in other financial institutions	12,910	12,649	2.1%	24,448	(47.2%)
Federal funds sold and securities purchased under agreements to resell	34,679	24,741	40.2%	35,852	(3.3%)
Securities available for sale, at fair value	6,000,491	5,349,417	12.2%	3,574,373	67.9%
Loans held for sale	424,833	87,084	387.8%	52,058	716.1%
Loans	15,310,107	16,283,908	(6.0%)	16,149,327	(5.2%)
Allowance for loan losses	(407,167)	(265,378)	53.4%	(229,605)	77.3%

Loans, net	14,902,940	16,018,530	(7.0%)	15,919,722	(6.4%)
Premises and equipment, net	185,794	190,942	(2.7%)	191,634	(3.0%)
Goodwill	929,168	929,168	0.0%	929,168	0.0%
Other intangible assets, net	91,588	80,165	14.2%	92,621	(1.1%)
Other assets	967,687	966,033	0.2%	881,856	9.7%

Total assets	$24,013,567	$24,192,067	(0.7%)	$22,302,704	7.7%

Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$2,846,570	$2,814,079	1.2%	$2,602,026	9.4%
Interest-bearing deposits, excluding Brokered CDs	12,543,239	11,551,181	8.6%	10,378,285	20.9%
Brokered CDs	930,582	789,536	17.9%	398,423	133.6%

Total deposits	16,320,391	15,154,796	7.7%	13,378,734	22.0%
Short-term borrowings	2,712,962	3,703,936	(26.8%)	4,923,462	(44.9%)
Long-term funding	1,761,580	1,861,647	(5.4%)	1,436,349	22.6%
Accrued expenses and other liabilities	344,866	595,185	(42.1%)	210,277	64.0%

Total liabilities	21,139,799	21,315,564	(0.8%)	19,948,822	6.0%
Stockholders’ Equity
Preferred equity	509,535	508,008	0.3%	—	N/M
Common stock	1,284	1,281	0.2%	1,279	0.4%
Surplus	1,078,633	1,073,218	0.5%	1,048,158	2.9%
Retained earnings	1,262,047	1,293,941	(2.5%)	1,324,476	(4.7%)
Accumulated other comprehensive income (loss)	23,352	55	N/M	(20,031)	(216.6%)
Treasury stock	(1,083)	—	N/M	—	N/M

Total stockholders’ equity	2,873,768	2,876,503	(0.1%)	2,353,882	22.1%

Total liabilities and stockholders’ equity	$24,013,567	$24,192,067	(0.7%)	$22,302,704	7.7%

N/M = Not meaningful.

Consolidated Statements of Income (Unaudited)
Associated Banc-Corp

	For The Three Months Ended			For The Six Months Ended,
	June 30,		Quarter	June 30,		Year-to-Date
(in thousands, except per share amounts)	2009	2008	% Change	2009	2008	% Change

Interest Income
Interest and fees on loans	$194,352	$237,727	(18.2%)	$396,377	$492,780	(19.6%)
Interest and dividends on investment securities and deposits in other financial institutions:
Taxable	46,688	31,878	46.5%	97,591	63,230	54.3%
Tax-exempt	8,819	9,776	(9.8%)	18,313	20,035	(8.6%)
Interest on federal funds sold and securities purchased under agreements to resell	51	213	(76.1%)	114	419	(72.8%)

Total interest income	249,910	279,594	(10.6%)	512,395	576,464	(11.1%)
Interest Expense
Interest on deposits	44,993	63,655	(29.3%)	91,592	145,161	(36.9%)
Interest on short-term borrowings	5,088	24,363	(79.1%)	10,242	52,536	(80.5%)
Interest on long-term funding	20,691	18,844	9.8%	42,145	40,918	3.0%

Total interest expense	70,772	106,862	(33.8%)	143,979	238,615	(39.7%)

Net Interest Income	179,138	172,732	3.7%	368,416	337,849	9.0%
Provision for loan losses	155,022	59,001	162.7%	260,446	82,003	217.6%

Net interest income after provision for loan losses	24,116	113,731	(78.8%)	107,970	255,846	(57.8%)
Noninterest Income
Trust service fees	8,569	10,078	(15.0%)	17,046	20,152	(15.4%)
Service charges on deposit accounts	29,671	30,129	(1.5%)	56,876	53,813	5.7%
Card-based and other nondeposit fees	11,858	12,301	(3.6%)	22,032	23,726	(7.1%)
Retail commissions	14,829	16,004	(7.3%)	30,341	32,119	(5.5%)
Mortgage banking, net	28,297	5,395	424.5%	32,564	12,340	163.9%
Treasury management fees, net	2,393	3,502	(31.7%)	5,019	5,488	(8.5%)
Bank owned life insurance income	3,161	4,997	(36.7%)	8,933	9,858	(9.4%)
Asset sale (losses), net	(1,287)	(731)	76.1%	(2,394)	(1,187)	101.7%
Investment securities gains (losses), net	(1,385)	(718)	92.9%	9,211	(3,658)	N/M
Other	5,835	5,668	2.9%	11,290	16,602	(32.0%)

Total noninterest income	101,941	86,625	17.7%	190,918	169,253	12.8%
Noninterest Expense
Personnel expense	81,171	78,066	4.0%	158,269	153,709	3.0%
Occupancy	12,341	12,026	2.6%	25,222	25,290	(0.3%)
Equipment	4,670	4,653	0.4%	9,259	9,250	0.1%
Data processing	8,126	8,250	(1.5%)	15,723	15,371	2.3%
Business development and advertising	4,943	5,137	(3.8%)	9,680	10,178	(4.9%)
Other intangible amortization	1,385	1,568	(11.7%)	2,771	3,137	(11.7%)
Legal and professional fees	5,586	2,944	89.7%	9,827	5,717	71.9%
Foreclosure/OREO expense	13,576	2,573	427.6%	18,589	4,542	309.3%
FDIC expense	18,090	397	N/M	23,865	803	N/M
Other	20,143	20,207	(0.3%)	38,090	44,136	(13.7%)

Total noninterest expense	170,031	135,821	25.2%	311,295	272,133	14.4%

Income (loss) before income taxes	(43,974)	64,535	(168.1%)	(12,407)	152,966	(108.1%)
Income tax expense (benefit)	(26,633)	17,176	(255.1%)	(37,791)	39,142	(196.5%)

Net income (loss)	(17,341)	47,359	(136.6%)	$25,384	$113,824	(77.7%)
Preferred stock dividends and discount	7,331	—	N/M	14,652	—	N/M

Net income (loss) available to common equity	$(24,672)	$47,359	(152.1%)	$10,732	$113,824	(90.6%)

Earnings (Loss) Per Common Share:
Basic	$(0.19)	$0.37	(151.4%)	$0.08	$0.89	(91.0%)
Diluted	$(0.19)	$0.37	(151.4%)	$0.08	$0.89	(91.0%)

Average Common Shares Outstanding:
Basic	127,861	127,433	0.3%	127,850	127,365	0.4%
Diluted	127,861	127,909	(0.0%)	127,856	127,849	0.0%

N/M = Not meaningful.

Consolidated Statements of Income (Unaudited) — Quarterly Trend
Associated Banc-Corp

(in thousands, except per share amounts)	2Q09	1Q09	4Q08	3Q08	2Q08

Interest Income
Interest and fees on loans	$194,352	$202,025	$230,872	$229,001	$237,727
Interest and dividends on investment securities and deposits in other financial institutions:
Taxable	46,688	50,903	38,032	32,209	31,878
Tax-exempt	8,819	9,494	9,811	9,887	9,776
Interest on federal funds sold and securities purchased under agreements to resell	51	63	154	279	213

Total interest income	249,910	262,485	278,869	271,376	279,594
Interest Expense
Interest on deposits	44,993	46,599	56,402	61,743	63,655
Interest on short-term borrowings	5,088	5,154	10,090	23,958	24,363
Interest on long-term funding	20,691	21,454	20,595	19,158	18,844

Total interest expense	70,772	73,207	87,087	104,859	106,862

Net Interest Income	179,138	189,278	191,782	166,517	172,732
Provision for loan losses	155,022	105,424	65,044	55,011	59,001

Net interest income after provision for loan losses	24,116	83,854	126,738	111,506	113,731
Noninterest Income
Trust service fees	8,569	8,477	8,248	10,020	10,078
Service charges on deposit accounts	29,671	27,205	30,946	33,609	30,129
Card-based and other nondeposit fees	11,858	10,174	12,297	12,517	12,301
Retail commissions	14,829	15,512	15,541	14,928	16,004

Total core fee-based revenue	64,927	61,368	67,032	71,074	68,512
Mortgage banking, net	28,297	4,267	(1,227)	3,571	5,395
Treasury management fees, net	2,393	2,626	(33)	1,935	3,502
Bank owned life insurance income	3,161	5,772	4,711	5,235	4,997
Asset sale gains (losses), net	(1,287)	(1,107)	(1,054)	573	(731)
Investment securities gains (losses), net	(1,385)	10,596	(35,298)	(13,585)	(718)
Other	5,835	5,455	6,943	6,520	5,668

Total noninterest income	101,941	88,977	41,074	75,323	86,625
Noninterest Expense
Personnel expense	81,171	77,098	77,374	78,395	78,066
Occupancy	12,341	12,881	13,134	12,037	12,026
Equipment	4,670	4,589	4,785	5,088	4,653
Data processing	8,126	7,597	7,446	7,634	8,250
Business development and advertising	4,943	4,737	6,047	5,175	5,137
Other intangible amortization	1,385	1,386	1,564	1,568	1,568
Legal and professional fees	5,586	4,241	5,311	3,538	2,944
Foreclosure/OREO expense	13,576	5,013	6,716	2,427	2,573
FDIC expense	18,090	5,775	930	791	397
Other	20,143	17,947	25,443	19,924	20,207

Total noninterest expense	170,031	141,264	148,750	136,577	135,821

Income (loss) before income taxes	(43,974)	31,567	19,062	50,252	64,535
Income tax expense (benefit)	(26,633)	(11,158)	2,203	12,483	17,176

Net income (loss)	(17,341)	42,725	16,859	37,769	47,359
Preferred stock dividends and discount	7,331	7,321	3,250	—	—

Net income (loss) available to common equity	$(24,672)	$35,404	$13,609	$37,769	$47,359

Earnings (Loss) Per Common Share:
Basic	$(0.19)	$0.28	$0.11	$0.30	$0.37
Diluted	$(0.19)	$0.28	$0.11	$0.30	$0.37

Average Common Shares Outstanding:
Basic	127,861	127,839	127,717	127,553	127,433
Diluted	127,861	127,845	127,810	127,622	127,909

Selected Quarterly Information
Associated Banc-Corp

(in thousands, except per share and full time equivalent employee data)	YTD 2009	YTD 2008	2nd Qtr 2009	1st Qtr 2009	4th Qtr 2008	3rd Qtr 2008	2nd Qtr 2008

Summary of Operations
Net interest income	$368,416	$337,849	$179,138	$189,278	$191,782	$166,517	$172,732
Provision for loan losses	260,446	82,003	155,022	105,424	65,044	55,011	59,001
Asset sale gains (losses), net	(2,394)	(1,187)	(1,287)	(1,107)	(1,054)	573	(731)
Investment securities gains (losses), net	9,211	(3,658)	(1,385)	10,596	(35,298)	(13,585)	(718)
Noninterest income (excluding securities & asset gains)	184,101	174,098	104,613	79,488	77,426	88,335	88,074
Noninterest expense	311,295	272,133	170,031	141,264	148,750	136,577	135,821
Income before income taxes	(12,407)	152,966	(43,974)	31,567	19,062	50,252	64,535
Income tax expense (benefit)	(37,791)	39,142	(26,633)	(11,158)	2,203	12,483	17,176
Net income (loss)	25,384	113,824	(17,341)	42,725	16,859	37,769	47,359
Net income (loss) available to common equity	10,732	113,824	(24,672)	35,404	13,609	37,769	47,359
Taxable equivalent adjustment	12,694	13,910	6,150	6,544	6,902	6,899	6,814

Per Common Share Data
Net income (loss):
Basic	$0.08	$0.89	$(0.19)	$0.28	$0.11	$0.30	$0.37
Diluted	0.08	0.89	(0.19)	0.28	0.11	0.30	0.37
Dividends	0.37	0.63	0.05	0.32	0.32	0.32	0.32
Market Value:
High	$21.39	$29.23	$19.00	$21.39	$24.21	$25.92	$29.23
Low	10.60	19.29	12.50	10.60	15.72	14.85	19.29
Close	12.50	19.29	12.50	15.45	20.93	19.95	19.29
Book value	18.49	18.46	18.49	18.68	18.54	18.52	18.46

Performance Ratios (annualized)
Earning assets yield	4.82%	6.07%	4.70%	4.94%	5.57%	5.58%	5.82%
Interest-bearing liabilities rate	1.59	2.86	1.57	1.61	2.00	2.44	2.53
Net interest margin	3.49	3.61	3.40	3.59	3.88	3.48	3.65
Return on average assets	0.21	1.05	(0.29)	0.71	0.30	0.68	0.87
Return on average equity	1.76	9.67	(2.40)	5.98	2.58	6.38	8.01
Return on average tangible common equity (1)	1.51	16.36	(6.88)	10.05	3.83	10.83	13.51
Efficiency ratio (2)	55.08	51.75	58.65	51.31	53.87	52.18	50.75
Effective tax rate	304.59	25.59	60.57	(35.35)	11.56	24.84	26.61
Dividend payout ratio (3)	462.50	70.79	N/M	114.29	290.91	106.67	86.49

Average Balances
Assets	$24,159,647	$21,712,707	$24,064,567	$24,255,783	$22,646,421	$22,072,948	$21,975,451
Earning assets	21,902,825	19,515,429	21,847,191	21,959,077	20,436,483	19,884,434	19,754,651
Interest-bearing liabilities	18,290,716	16,801,778	18,125,389	18,457,879	17,363,481	17,107,551	16,992,508
Loans	16,275,353	15,914,526	16,122,063	16,430,347	16,285,881	16,203,717	16,120,732
Deposits	15,576,244	13,568,535	16,100,686	15,045,976	14,395,626	13,710,297	13,493,511
Wholesale funding	5,484,245	5,622,248	4,876,970	6,098,266	5,496,248	5,876,051	5,950,699
Common stockholders’ equity	2,396,020	2,367,799	2,400,664	2,391,325	2,376,639	2,353,606	2,377,841
Stockholders’ equity	2,904,679	2,367,799	2,909,700	2,899,603	2,602,917	2,353,606	2,377,841
Common stockholders’ equity/assets	9.92%	10.91%	9.98%	9.86%	10.49%	10.66%	10.82%
Stockholders’ equity / assets	12.02%	10.91%	12.09%	11.95%	11.49%	10.66%	10.82%

At Period End
Assets			$24,013,567	$24,349,725	$24,192,067	$22,487,394	$22,302,704
Loans			15,310,107	15,917,952	16,283,908	16,272,487	16,149,327
Allowance for loan losses			407,167	313,228	265,378	246,189	229,605
Goodwill			929,168	929,168	929,168	929,168	929,168
Mortgage servicing rights, net			59,762	39,754	45,568	53,977	54,725
Other intangible assets			31,826	33,211	34,597	36,161	37,896
Deposits			16,320,391	15,873,189	15,154,796	14,245,667	13,378,734
Wholesale funding			4,474,542	5,326,734	5,565,583	5,667,737	6,359,811
Stockholders’ equity			2,873,768	2,897,169	2,876,503	2,364,247	2,353,882
Stockholders’ equity / assets			11.97%	11.90%	11.89%	10.51%	10.55%
Tangible common equity / tangible assets (4)			6.09%	6.10%	6.05%	6.50%	6.50%
Tangible equity/tangible assets (5)			8.30%	8.27%	8.23%	6.50%	6.50%
Shares outstanding, end of period			127,861	127,860	127,762	127,646	127,537

Selected trend information
Average full time equivalent employees			5,116	5,143	5,109	5,141	5,179
Trust assets under management, at market value			$5,000,000	$4,800,000	$5,100,000	$5,600,000	$5,900,000
Mortgage loans originated for sale during period			1,335,175	1,079,732	247,465	217,993	431,757
Mortgage portfolio serviced for others			6,904,000	6,582,000	6,606,000	6,596,000	6,584,000
Mortgage servicing rights, net / Portfolio serviced for others			0.87%	0.60%	0.69%	0.82%	0.83%

N/M = Not meaningful.

(1)	Return on average tangible common equity = Net income available to common equity divided by average common equity excluding average goodwill and other intangible assets. This is a non-GAAP financial measure.

(2)	Efficiency ratio = Noninterest expense divided by sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains, net, and asset sales gains, net. This is a non-GAAP financial measure.

(3)	Ratio is based upon basic earnings per common share.

(4)	Tangible common equity to tangible assets = Common stockholders’ equity excluding goodwill and other intangible assets divided by assets excluding goodwill and other intangible assets. This is a non-GAAP financial measure.

(5)	Tangible equity to tangible assets = Stockholders’ equity excluding goodwill and other intangible assets divided by assets excluding goodwill and other intangible assets. This is a non-GAAP financial measure.

Financial Summary and Comparison
Associated Banc-Corp

	Three months ended			Six months ended
	June 30,			June 30,
(in thousands)	2009	2008	% Change	2009	2008	% Change
Allowance for Loan Losses
Beginning balance	$313,228	$207,602	50.9%	$265,378	$200,570	32.3%
Provision for loan losses	155,022	59,001	162.7%	260,446	82,003	217.6%
Charge offs	(63,325)	(38,238)	65.6%	(123,499)	(57,732)	113.9%
Recoveries	2,242	1,240	80.8%	4,842	4,764	1.6%

Net charge offs	(61,083)	(36,998)	65.1%	(118,657)	(52,968)	124.0%

Ending balance	$407,167	$229,605	77.3%	$407,167	$229,605	77.3%

Credit Quality

			Jun09 vs Mar09				Jun09 vs Jun08
	Jun 30, 2009	Mar 31, 2009	% Change	Dec 31, 2008	Sept 30, 2008	Jun 30, 2008	% Change

Nonaccrual loans	$700,514	$433,246	61.7%	$326,857	$290,039	$277,100	152.8%
Loans 90 or more days past due and still accruing	19,785	16,002	23.6%	13,811	14,631	11,762	68.2%
Restructured loans	13,089	2,927	347.2%	—	—	—	N/M

Total nonperforming loans	733,388	452,175	62.2%	340,668	304,670	288,862	153.9%
Other real estate owned (OREO)	51,633	54,883	(5.9%)	48,710	46,473	46,579	10.9%

Total nonperforming assets	$785,021	$507,058	54.8%	$389,378	$351,143	$335,441	134.0%

Provision for loan losses	155,022	105,424	47.0%	65,044	55,011	59,001	162.7%
Net charge offs	61,083	57,574	6.1%	45,855	38,427	36,998	65.1%

Allowance for loan losses / loans	2.66%	1.97%		1.63%	1.51%	1.42%
Allowance for loan losses / nonperforming loans	55.52	69.27		77.90	80.81	79.49
Nonperforming loans / total loans	4.79	2.84		2.09	1.87	1.79
Nonperforming assets / total loans plus OREO	5.11	3.17		2.38	2.15	2.07
Nonperforming assets / total assets	3.27	2.08		1.61	1.56	1.50
Net charge offs / average loans (annualized)	1.52	1.42		1.12	0.94	0.92
Year-to-date net charge offs / average loans	1.47	1.42		0.85	0.76	0.67

Nonperforming loans by type:
Commercial, financial & agricultural	$187,943	$102,257	83.8%	$104,664	$85,995	$78,731	138.7%
Commercial real estate	165,929	100,838	64.6%	62,423	52,875	42,280	292.5%
Real estate — construction	264,402	152,008	73.9%	90,048	98,205	110,717	138.8%
Lease financing	1,929	1,707	13.0%	187	83	522	269.5%

Total commercial	620,203	356,810	73.8%	257,322	237,158	232,250	167.0%
Home equity	38,474	35,224	9.2%	31,035	25,372	23,555	63.3%
Installment	7,545	6,755	11.7%	7,155	6,035	5,184	45.5%

Total retail	46,019	41,979	9.6%	38,190	31,407	28,739	60.1%
Residential mortgage	67,166	53,386	25.8%	45,156	36,105	27,873	141.0%

Total nonperforming loans	$733,388	$452,175	62.2%	$340,668	$304,670	$288,862	153.9%

Period End Loan Composition

			Jun09 vs Mar09				Jun09 vs Jun08
	Jun 30, 2009	Mar 31, 2009	% Change	Dec 31, 2008	Sept 30, 2008	Jun 30, 2008	% Change

Commercial, financial & agricultural	$3,904,925	$4,160,274	(6.1%)	$4,388,691	$4,343,208	$4,423,192	(11.7%)
Commercial real estate	3,737,749	3,575,301	4.5%	3,566,551	3,534,791	3,583,877	4.3%
Real estate — construction	1,963,919	2,228,090	(11.9%)	2,260,888	2,363,116	2,351,401	(16.5%)
Lease financing	110,262	116,100	(5.0%)	122,113	125,907	124,661	(11.6%)

Total commercial	9,716,855	10,079,765	(3.6%)	10,338,243	10,367,022	10,483,131	(7.3%)
Home equity	2,656,747	2,784,248	(4.6%)	2,883,317	2,892,952	2,757,684	(3.7%)
Installment	844,065	853,214	(1.1%)	827,303	842,741	826,895	2.1%

Total retail	3,500,812	3,637,462	(3.8%)	3,710,620	3,735,693	3,584,579	(2.3%)
Residential mortgage	2,092,440	2,200,725	(4.9%)	2,235,045	2,169,772	2,081,617	0.5%

Total loans	$15,310,107	$15,917,952	(3.8%)	$16,283,908	$16,272,487	$16,149,327	(5.2%)

Period End Deposit Composition

			Jun09 vs Mar09				Jun09 vs Jun08
	Jun 30, 2009	Mar 31, 2009	% Change	Dec 31, 2008	Sept 30, 2008	Jun 30, 2008	% Change

Demand	$2,846,570	$2,818,088	1.0%	$2,814,079	$2,545,779	$2,602,026	9.4%
Savings	898,527	895,310	0.4%	841,129	888,731	921,000	(2.4%)
Interest-bearing demand	2,242,800	1,796,724	24.8%	1,796,405	1,667,640	1,697,910	32.1%
Money market	5,410,498	5,410,095	0.0%	4,926,088	4,608,686	3,917,505	38.1%
Brokered CDs	930,582	922,491	0.9%	789,536	579,607	398,423	133.6%
Other time deposits	3,991,414	4,030,481	(1.0%)	3,987,559	3,955,224	3,841,870	3.9%

Total deposits	$16,320,391	$15,873,189	2.8%	$15,154,796	$14,245,667	$13,378,734	22.0%

Network transaction deposits included above in interest-bearing demand and money market	$1,605,722	$1,759,656	(8.7%)	$1,530,675	$1,356,616	$620,440	158.8%
Customer repo sweeps (a)	$269,809	$333,706	(19.1%)	$505,788	$657,032	$667,720	(59.6%)

(a)	Included within short-term borrowings.

N/M -	Not meaningful.

Net Interest Income Analysis — Taxable Equivalent Basis
Associated Banc-Corp

	Six months ended June 30, 2009			Six months ended June 30, 2008
	Average	Interest	Average	Average	Interest	Average
(in thousands)	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate

Earning assets:
Loans: (1) (2) (3)
Commercial	$10,083,205	$228,424	4.57%	$10,412,253	$314,859	6.08%
Residential mortgage	2,553,037	68,231	5.36	2,215,641	66,325	6.00
Retail	3,639,111	101,428	5.61	3,286,632	113,484	6.93

Total loans	16,275,353	398,083	4.92	15,914,526	494,668	6.24
Investments and other	5,627,472	127,006	4.51	3,600,903	95,706	5.32

Total earning assets	21,902,825	525,089	4.82	19,515,429	590,374	6.07
Other assets, net	2,256,822			2,197,278

Total assets	$24,159,647			$21,712,707

Interest-bearing liabilities:
Savings deposits	$882,533	$681	0.16%	$885,883	$2,091	0.47%
Interest-bearing demand deposits	1,836,187	1,867	0.21	1,802,280	9,765	1.09
Money market deposits	5,178,848	23,977	0.93	3,919,573	42,000	2.15
Time deposits, excluding Brokered CDs	4,004,253	58,277	2.93	3,968,095	80,970	4.10

Total interest-bearing deposits, excluding Brokered CDs	11,901,821	84,802	1.44	10,575,831	134,826	2.56
Brokered CDs	904,650	6,790	1.51	603,699	10,335	3.44

Total interest-bearing deposits	12,806,471	91,592	1.44	11,179,530	145,161	2.61
Wholesale funding	5,484,245	52,387	1.92	5,622,248	93,454	3.34

Total interest-bearing liabilities	18,290,716	143,979	1.59	16,801,778	238,615	2.86
Noninterest-bearing demand deposits	2,769,773			2,389,005
Other liabilities	194,479			154,125
Stockholders’ equity	2,904,679			2,367,799

Total liabilities and stockholders’ equity	$24,159,647			$21,712,707

Net interest income and rate spread (1)		$381,110	3.23%		$351,759	3.21%

Net interest margin (1)			3.49%			3.61%
Taxable equivalent adjustment		$12,694			$13,910

	Three months ended June 30, 2009			Three months ended June 30, 2008
	Average	Interest	Average	Average	Interest	Average
	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate

Earning assets:
Loans: (1) (2) (3)
Commercial	$9,940,732	$111,760	4.51%	$10,501,226	$150,134	5.75%
Residential mortgage	2,605,638	34,363	5.28	2,195,007	32,530	5.94
Retail	3,575,693	49,088	5.50	3,424,499	56,010	6.57

Total loans	16,122,063	195,211	4.85	16,120,732	238,674	5.95
Investments and other	5,725,128	60,849	4.25	3,633,919	47,734	5.25

Total earning assets	21,847,191	256,060	4.70	19,754,651	286,408	5.82
Other assets, net	2,217,376			2,220,800

Total assets	$24,064,567			$21,975,451

Interest-bearing liabilities:
Savings deposits	$907,677	$359	0.16%	$910,930	$1,009	0.45%
Interest-bearing demand deposits	1,970,889	1,038	0.21	1,796,373	3,774	0.84
Money market deposits	5,409,953	12,412	0.92	3,864,739	17,546	1.83
Time deposits, excluding Brokered CDs	4,015,230	28,220	2.82	3,892,910	37,229	3.85

Total interest-bearing deposits, excluding Brokered CDs	12,303,749	42,029	1.37	10,464,952	59,558	2.29
Brokered CDs	944,670	2,964	1.26	576,857	4,097	2.86

Total interest-bearing deposits	13,248,419	44,993	1.36	11,041,809	63,655	2.32
Wholesale funding	4,876,970	25,779	2.12	5,950,699	43,207	2.92

Total interest-bearing liabilities	18,125,389	70,772	1.57	16,992,508	106,862	2.53
Noninterest-bearing demand deposits	2,852,267			2,451,702
Other liabilities	177,211			153,400
Stockholders’ equity	2,909,700			2,377,841

Total liabilities and stockholders’ equity	$24,064,567			$21,975,451

Net interest income and rate spread (1)		$185,288	3.13%		$179,546	3.29%

Net interest margin (1)			3.40%			3.65%
Taxable equivalent adjustment		$6,150			$6,814

(1)	The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes net loan fees.